UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2010

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1633

____________________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01     Entry into a Material Definitive Agreement

Item 3.02     Unregistered Sales of Equity Securities

On March 17, 2010 the Company entered into a twelve month consulting agreement with Mercury Media, whereby Mercury Media would act as the media relations company.

The Company settled the debt incurred as a result of that consulting agreement, being US$15,000, to Mercury Media by issuing 100,000 restricted common shares of the Company at a price of $0.15 per share.

The Company issued the units to one (1) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. Each of the subscribers represented that they were an “accredited investor” as such term is defined in Regulation D.

Item 7.01     Regulation FD Disclosure.

A copy of the news release announcing debt for settlement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Debt Settlement Agreement dated November 19, 2010
99.1	Press Release dated November 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2010

Enertopia Corp.

By: ”Robert McAllister”
Robert G. McAllister
President and Director